Exhibit 10.1

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(c) and 240.24b-2

EXECUTION VERSION

CONFIDENTIAL SETTLEMENT AND LICENSE AGREEMENT

This Confidential Settlement And License Agreement (the “Settlement Agreement”) is entered into by and among HORIZON THERAPEUTICS, LLC, a corporation organized and existing under the laws of the State of Delaware with a principal place of business at 150 S. Saunders Road, Lake Forest, Illinois, 60045 (“Plaintiff”) and PAR PHARMACEUTICAL, INC. (“Par”), a corporation organized and existing under the laws of New York with a principal place of business at One Ram Ridge Road, Chestnut Ridge, NY 10977 (each individually a “Party”, collectively, the “Parties”), and made effective as of the date upon final execution of the Settlement Agreement by an authorized representative of each Party (the “Effective Date”).

WHEREAS Horizon Therapeutics, LLC is the owner of approved New Drug Application (“NDA”) No. 203284 for RAVICTI® (glycerol phenylbutyrate) Oral Liquid, 1.1 gm/mL;

WHEREAS Horizon Therapeutics, LLC is the owner of U.S. Patent Nos. 8,404,215 (“the ’215 patent”), 8,642,012 (“the ’012 patent”), 9,095,559 (“the ’559 patent”), 9,254,278 (“the ’278 patent”), 9,326,966 (“the ’966 patent”), 9,561,197 (“the ’197 patent”), 9,962,359 (“the ’359 patent”), and 9,999,608 (“the ’608 patent”) (collectively, “the RAVICTI® Patents”), and Plaintiff represents that they hold all substantial rights to the RAVICTI® Patents;

WHEREAS Par is the owner of ANDA No. 205742 for generic glycerol phenylbutyrate oral liquid, 1.1 gm/mL;

WHEREAS, Par believes that it is a First Applicant for generic glycerol phenylbutyrate oral liquid, 1.1 gm/mL and, as such, believes that it is entitled to the 180 days of marketing exclusivity attendant to 21 U.S.C. § 355(j)(5)(B)(iv);

WHEREAS Plaintiff filed lawsuits against Par in the United States District Court for the District of Texas, C.A. No. 14-cv-00384-JRG-RSP, the District of New Jersey, C.A. Nos. 17-

Confidential Settlement Agreement	Page 1 of 28

EXECUTION VERSION

cv-5901-KM-MAH and 16-cv-03910-RBK-JS, and the District of Delaware, C.A. No. 18-cv-01224-RGA (alleging that the filing of ANDA No. 205742 infringes the ’215, ’012, ’559, ’278, ’966, and ’197 patents) (the “Lawsuits”);

WHEREAS Par filed petitions for Inter Partes Review with the Patent Trial and Appeal Board (“PTAB”) seeking a finding of unpatentability of the ’012 patent (Case No. IPR2015-01117), the ’215 patent (Case No. IPR2015-01127), the ’559 patent (Case No. IPR2017-01768), the ’278 patent (Case No. IPR2017-01767), the ’966 patent (Case No. IPR2017-01769) and the ’197 patent (Case No. IPR2018-01550) (the “IPRs”);

WHERAS the PTAB found that Par failed to demonstrate that the ‘012 patent was un patentable, which decision has been affirmed by the Court of Appeals for the Federal Circuit, Appeal No. 17-1451 (the “Appeal”);

WHEREAS the Parties wish to avoid the significant legal expense and legal risks involved in continuing the Lawsuits and the IPRs by settling the Lawsuits and the IPRs on the terms and conditions set forth in this Settlement Agreement; and

WHEREAS as a result of this Settlement Agreement there may be additional supply and sales in the Territory of the generic form of RAVICTI® for human use in advance of the expiration of the RAVICTI® Patents, which supply and sales otherwise may not have been made until after the expiration of those patents.

NOW, THEREFORE, in consideration of the mutual execution of this Settlement Agreement and the promises made herein, the Parties agree as follows:

1. Definitions.

a) “Affiliate” of a Party means any person or entity that controls, is controlled by or is under common control with such Party. As used in this definition, “control” of an entity

Confidential Settlement Agreement	Page 2 of 28

EXECUTION VERSION

means: (a) in the case of a corporate entity, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors of such entity; and (b) in the case of a non-corporate entity, the direct or indirect power to either: (i) direct the management and policies of the non-corporate entity; or (ii) elect at least fifty percent (50%) of the members of the governing body of such non-corporate entity.

b) “ANDA” means an abbreviated new drug application (or equivalent regulatory mechanism, including an application under 21 U.S.C. § 355(b)(2).

c) “Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations, ordinances and orders of all Governmental Entities and all orders and decrees of all courts, tribunals and arbitrators.

d) “Authorized Generic” means a glycerol phenylbutyrate oral liquid product that is manufactured and sold under the RAVICTI® NDA, but not marketed or sold under the trademark RAVICTI®.

e) “FDA” means the United States Food and Drug Administration and any successor agency having the same functions.

f) “Final Decision” means a decision by a court or the U.S. Patent Trial and Appeal Board that is no longer subject to a right of appeal (other than by a petition to the United States Supreme Court for a writ of certiorari).

g) “First Applicant” shall have the meaning set forth in 21 U.S.C. § 355(j)(5)(B)(iv)(II) (as amended or replaced).

h) “Generic Product” means a pharmaceutical product which has been approved by or submitted for approval to FDA under an ANDA or NDA (pursuant to 21 U.S.C. § 355(b)(2))

Confidential Settlement Agreement	Page 3 of 28

EXECUTION VERSION

(as amended or replaced), other than by Plaintiff or their Affiliates, as a generic version of RAVICTI®.

i) “Governmental Entity” means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (iv) multi-national organization or body, or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

j) “Licensed Patents” means the RAVICTI® Patents, and any extensions, divisionals, continuations, continuations-in-part, reissues, reexaminations, inter partes reviews, amendments thereto, and post-grant reviews thereof, and any foreign counterparts or equivalents thereof (regardless of whether any claim of priority is asserted or otherwise exists), and any other patents prospectively listed in the Orange Book for the NDA Product.

k) “Par ANDA” means ANDA No. 205742 for glycerol phenylbutyrate oral liquid, 1.1 gm/mL as it exists as of the Effective Date, including any future supplements, amendments and/or modifications to the ANDA that were made to gain approval from the FDA, provided such supplements, amendments and/or modifications do not change the active ingredient, dosage form, reference listed drug, or AB rating of any generic product described in the ANDA as it exists as of the Effective Date.

l) “Par Generic Product” means the glycerol phenylbutyrate oral liquid, 1.1 gm/mL product described in the Par ANDA.

m) “Manufacture” means to use, make or have made a product.

Confidential Settlement Agreement	Page 4 of 28

EXECUTION VERSION

n) “Market” and “Marketing” means to offer for sale, sell, or distribute a product.

o) “NDA” means a new drug application (or equivalent regulatory mechanism).

p) “NDA Product” or “RAVICTI®” means the glycerol phenylbutyrate oral liquid product approved under the RAVICTI® NDA, including any amendments and supplements thereto.

q) “Officially Discontinue” means any of: (a) delisting the NDA Product with the FDA; (b) delisting or removing all Licensed Patents, or the NDA Product, from the FDA’s Orange Book; (c) seeking or otherwise undertaking any action with the FDA to withdraw the NDA Product from the market; and/or (d) deleting, removing, designating as “obsolete” or canceling any National Drug Code(s) or any other relevant code(s) for the NDA Product from the applicable National Drug Data File maintained by First Databank (or any successor or equivalent organization), or from any other pricing database.

r) “Orange Book” means the FDA’s publication “Approved Drug Products With Therapeutic Equivalence Evaluations.”

s) “RAVICTI® NDA” means NDA No. 203284, including any amendments or supplements thereto (including without limitation any amendments or supplements adding additional dosage strengths, indications, dosing regimens or other clinical data or information).

t) “Territory” means the United States of America and its territories, commonwealths and possessions, including without limitation, the Commonwealth of Puerto Rico and the District of Columbia.

u) “Third Party” means any person or entity other than the Parties and their respective Affiliates.

Confidential Settlement Agreement	Page 5 of 28

EXECUTION VERSION

2. Final Dismissal of Litigations. Within […***…] business days of […***…], the Parties shall enter into and cause to be filed in the Lawsuits a Stipulated Order of Dismissal and [Proposed] Order in the forms attached as Exhibits A, B and C to this Settlement Agreement and shall enter into and cause to be filed in the IPRs a joint request for termination pursuant to 35 U.S.C. § 317 together with a copy of the Settlement Agreement as required (“Joint Request”), pursuant to which all claims in the Lawsuits will be dismissed and the IPRs will be terminated at the discretion of the PTAB without costs or fees, […***…].

3. Agreement Not to Challenge Validity or Enforceability. Par agrees not to seek review of or contest, in any forum (e.g., U.S. courts, ITC, U.S. Patent and Trademark Office (e.g., Inter Partes Review, Reexamination, Interference) or foreign courts or foreign patent offices), the validity or enforceability of the Licensed Patents nor take any action intended to adversely affect Plaintiff’s rights in and to the Licensed Patents, except that the foregoing shall not preclude Par from contesting the validity or enforceability of the Licensed Patents in connection with any ANDA, NDA, or foreign regulatory submission that Par files referencing a drug product other than the NDA Product. For the avoidance of doubt, the foregoing shall not preclude Par from filing and/or maintaining in the Par ANDA any certifications under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) to any Licensed Patents.

4. Releases.

a) Plaintiff’s Release. Plaintiff, for themselves and their Affiliates, agents, successors and assigns, does hereby forever release and discharge Par, and any of its past or present agents, employees, officers, directors, and suppliers, and any past or present distributors, resellers, purchasers and/or end-users of products sold or distributed by Par, from any causes of

Confidential Settlement Agreement	Page 6 of 28
***Confidential Treatment Requested

EXECUTION VERSION

action, losses, promises, damages, costs, expenses, liabilities and/or demands of whatsoever character, nature and kind, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way related to the Par ANDA, the Par Generic Product or the actions, conduct, omissions, or events alleged, or which could have been alleged, in the Lawsuits.

b) Par’s Release. Par, for itself and its Affiliates, agents, successors and assigns, does hereby forever release and discharge Plaintiff, and any of their past or present agents, employees, officers, directors, Affiliates and suppliers, and any past or present distributors, resellers, purchasers and/or end-users of products sold or distributed by Plaintiff from any causes of action, losses, promises, damages, costs, expenses, liabilities and/or demands of whatsoever character, nature and kind, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way related to the Par ANDA, the Par Generic Product or the actions, conduct, omissions, or events alleged, or which could have been alleged, in the Lawsuits.

5. License, Waiver and Covenant.

a) Plaintiff hereby grants Par a non-exclusive, perpetual, royalty-free license under the Licensed Patents to make, have made, use, import, sell and offer for sale in the Territory the Par Generic Product on and after the License Effective Date.

b) Plaintiff hereby grants Par a waiver of any regulatory exclusivities concerning RAVICTI® to which Plaintiff may be entitled and that may prevent approval of the Par ANDA on or after the License Effective Date, and within […***…] business days of Par’s request, Plaintiff shall submit, and/or shall cause its Affiliates to submit, appropriate and reasonable documentation to the FDA (in a form acceptable to FDA, together with any other necessary submissions, all subject to review by Par prior to submission) evidencing the licenses, covenant not to sue, and waivers set forth in this Agreement.

Confidential Settlement Agreement	Page 7 of 28
***Confidential Treatment Requested

EXECUTION VERSION

c) Plaintiff and their Affiliates, on and after the License Effective Date (or earlier, limited solely to the activities provided in Section 7 of this Settlement Agreement), hereby covenant not to sue Par and its Affiliates, and their importers, suppliers, distributors, and customers, or support or encourage any Third Party to sue, for infringement of any United States or foreign patents owned, licensed or otherwise controlled, wholly or in part, by Plaintiff and/or any of their Affiliates purporting to cover the Par Generic Product and/or the making, using, selling, or offering for sale in the Territory, or making or having made only for importation, use, sale or offering for sale into or for the Territory of the Par Generic Product. For the Licensed Patents, the foregoing covenant not to sue shall hereby be treated as a non-exclusive license to such patents for the Par Generic Product solely for the purpose of allowing Par and/or its Affiliates to file and maintain with the FDA a certification pursuant to 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) with respect thereto. Par shall have the right to maintain its existing certifications under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) against the Licensed Patents. Par also shall have the right to file a certification under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) in connection with the Par Generic Product against any Licensed Patents, and still be covered by the covenant not to sue.

d) Upon written request by Par, made no earlier than […***…] days prior to the License Effective Date, Plaintiff will notify Par in writing of all the then required labeling information for the NDA Product as reasonably requested.

6. License Effective Date. The License Effective Date for the Par Generic Product will be the earliest to occur of:

(a) July 1, 2025; or

Confidential Settlement Agreement	Page 8 of 28
***Confidential Treatment Requested

EXECUTION VERSION

(b) The entry of a Final Decision holding that all of the then-asserted claims of the Licensed Patents against a Generic Product are unenforceable, invalid, unpatentable, or not infringed; or

(c) The date on which the Licensed Patents have all become expired, permanently abandoned, or delisted from the Orange Book; or

(d) […***…]

(e) The date on which an Authorized Generic is first marketed or sold in the Territory; or

(f) The date following the Effective Date that is the first day of the quarter after the quarter in which total number of ex-factory units sold for that quarter for the NDA Product have declined by more than […***…] percent ([…***…]%) from the Threshold Amount, provided that the decline was not: 1) caused by a bona fide supply interruption; 2) caused by Plaintiffs changes to its wholesale distribution model, which effect does not last longer than a single quarter; or 3) caused by pharmacy benefit manager(s)’, insurer(s)’, or governmental payers’ utilization management practices, including, but not limited to, denial of formulary status or listing on a formulary exclusion list, which effect does not last longer than a single quarter. For the purposes of this provision, the “Threshold Amount” is […***…], which amount (as well as the total number of ex-factory units of the NDA Product sold during each quarter after the Effective Date) shall be reported to Par quarterly for the purposes of the Parties’ compliance with this provision; or

Confidential Settlement Agreement	Page 9 of 28
***Confidential Treatment Requested

EXECUTION VERSION

(g) […***…] business days after the date on which Plaintiff receives notice that a Generic Product is first sold in the Territory without authorization from Plaintiff or its Affiliates (by license, sublicense, covenant not to sue or otherwise) (“Unauthorized Third Party Launch”) after the Effective Date, unless within […***…] business days from receiving such notice (a) Plaintiff moves for a temporary restraining order or preliminary injunction prohibiting any further sale of such Generic Product within the Territory, or (b) Plaintiff enters into an agreement with the Third Party selling such Generic Product to cease and desist from the sale of a Generic Product. If Plaintiff does seek a temporary restraining order or preliminary injunction within such […***…] business day period, the License Effective Date will be deemed to have occurred on the earlier of (X) the date that the application for a temporary restraining order or preliminary injunction is first denied, abandoned or withdrawn (with Par’s license to remain effective without regard to later action, judicial or otherwise, on the application), and (Y) […***…] calendar days after the application for a restraining order or preliminary injunction is filed unless a temporary restraining order or preliminary injunction is issued against the Third Party seeking to sell the unauthorized Generic Product before […***…] calendar days after such application (with the understanding that a subsequent re-introduction of such Generic Product or an introduction of a different Generic Product may give rise to the occurrence of a License Effective Date consistent with this Agreement).

7. Pre-Commercial/Pre-Marketing License. Plaintiff grants to Par a limited pre-commercialization and pre-marketing license as follows:

a) up to […***…] days prior to the License Effective Date, Par shall have the right to Manufacture and/or have Manufactured the Par Generic Product in or for, and/or import or have

Confidential Settlement Agreement	Page 10 of 28
***Confidential Treatment Requested

EXECUTION VERSION

imported the Par Generic Product into, the Territory to enable Par to Market the Par Generic Product in the Territory on or after the License Effective Date;

b) up to […***…] days prior to the License Effective Date, Par shall have the right to notify potential customers of the upcoming availability of Par Generic Product;

c) up to […***…] days prior to the License Effective Date, Par shall have the right to provide non-binding offers to potential customers for the sale of the Par Generic Product; and

d) up to […***…] days prior to the License Effective Date, Par shall have the right to enter into binding contracts with customers for the sale of Par Generic Product.

8. Non-Interference. From and after the Effective Date, unless required by the FDA for reasons of safety or efficacy, Plaintiff shall not (a) file any citizen petition or other regulatory submissions with the FDA or any other governmental agency or take any other action that would interfere with Par’s efforts to: (i) obtain FDA approval of the Par ANDA; or (ii) Market the Par Generic Product as of the date and under the terms provided in this Settlement Agreement; or (b) Officially Discontinue the NDA Product prior to expiration of the Licensed Patents.

9. Most Favored Nation. In the event that Plaintiff, or any of their Affiliates, has entered into or enters into after the Effective Date any agreement, license, sublicense, settlement, covenant, waiver, or other authorization of any kind with any Third Party for a Generic Product, […***…], Plaintiff will immediately give Par notice of such agreement (and in no event less than […***…] business days after entering into such agreement) and this Agreement shall be automatically amended to include such more favorable terms accordingly.

Confidential Settlement Agreement	Page 11 of 28
***Confidential Treatment Requested

EXECUTION VERSION

10. Entire Agreement. This Settlement Agreement constitutes the complete agreement of the Parties with respect to the subject matter hereof and supersedes and replaces any prior negotiations, mediations, proposed agreements or agreements, whether written or oral. This Settlement Agreement may be modified only by a writing signed by all Parties.

11. Successors and Assigns. Neither this Settlement Agreement nor any of the rights or obligations hereunder may be assigned, transferred, licensed, sub-licensed or delegated by either Party, without the prior written consent of the other Party, such consent not to be unreasonably withheld, except to an Affiliate of the assigning Party, to an assignee of the RAVICTI® NDA, to an assignee of the Par ANDA, or to the successor to all or substantially all of the business or assets of such Party to which this Settlement Agreement relates (whether by merger, sale of stock, sale of assets or other transaction) that agrees in writing to be bound by the terms and conditions of this Agreement. Any permitted successor or assignee of rights and/or obligations hereunder shall, in a writing to the other Parties, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by any Party in violation of the terms of this paragraph shall be null and void.

12. Confidential Information.

a) Treatment of Confidential Information. During the term of this Settlement Agreement and continuing thereafter, each Party shall keep confidential and not disclose to others or use for any purpose, other than as authorized by this Settlement Agreement, all Confidential Information which was provided to it by any other Party or its Affiliates or their respective employees or representatives pursuant to this Settlement Agreement. For purposes of this Settlement Agreement, the term “Confidential Information” means the terms of this

Confidential Settlement Agreement	Page 12 of 28

EXECUTION VERSION

Settlement Agreement and any information furnished in connection with this Settlement Agreement, including without limitation any and all know-how, trade secrets, formulae, data, inventions, technology and other information, including manufacturing techniques, processes, trade and financial information, related to the manufacture, use, sale or marketing of any products that are the subject of this Settlement Agreement, currently in the possession of, or developed during the term of the Settlement Agreement by Par, Plaintiff or any of their respective Affiliates. The restrictions of this Section shall not apply to any Confidential Information which (i) is already known to the recipient at the time of disclosure, as reasonably documented by written records; (ii) is or later becomes public knowledge through no fault of the recipient; (iii) is received from a Third Party having the lawful right to disclose the information; or (iv) is independently developed by employees of the recipient without access to the disclosing Party’s Confidential Information.

b) Permitted Disclosure. A Party may disclose Confidential Information of another Party to (i) its Affiliates, and to its and their directors, employees, consultants, attorneys, and agents, in each case who have a specific need to know such Confidential Information and who are bound by a like obligation of confidentiality and restriction on use; (ii) any bona fide actual or prospective collaborators, underwriters, investors, lenders or other financing sources who are obligated to keep such information confidential, to the extent reasonably necessary to enable such actual or prospective collaborators, underwriters, investors, lenders or other financing sources to determine their interest in collaborating with, underwriting or making an investment in, or otherwise providing financing to, the receiving Party; and (iii) the extent such disclosure is required to comply with Applicable Law or to defend or prosecute litigation, provided, however, that the receiving Party provides prior written notice of such disclosure under this subsection (iii)

Confidential Settlement Agreement	Page 13 of 28

EXECUTION VERSION

to the disclosing Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure, including upon the disclosing Party’s request, seeking confidential treatment of such Confidential Information. If a Governmental Entity directs or recommends to Par that Par transfer the Par ANDA to a Third Party, Par may disclose a copy of this Settlement Agreement to a Third Party in connection with such a possible transfer so long as the Third Party agrees to confidential treatment of this Settlement Agreement. In addition, Par may disclose the terms of this Settlement Agreement to FDA as may be necessary to obtain and maintain final approval of the Par ANDA, so long as Par requests that FDA treat such terms as confidential.

c) Return of Confidential Information. This Settlement Agreement does not constitute the conveyance of ownership with respect to or a license to any Confidential Information, except as otherwise provided in this Settlement Agreement. Upon the expiration or termination of this Settlement Agreement for any reason, each Party agrees, except as otherwise provided in this Settlement Agreement, to return to the other Party or destroy (and certify such destruction) all documentation or other tangible evidence or embodiment of Confidential Information belonging to the other Party and not to use same, unless otherwise agreed in writing. The Parties agree and acknowledge that the foregoing obligation does not apply to Confidential Information recorded on electronic back-up tapes that are maintained in the ordinary course and are unreasonably difficult to access.

d) Publicity. No public announcement or other disclosure to Third Parties concerning the existence or terms of this Settlement Agreement shall be made, either directly or indirectly, by any Party, without notifying the other Parties of the nature, text and timing of such announcement or disclosures. Any Party shall have the right to make any such public announcement or other disclosure, including disclosures required by applicable regulatory

Confidential Settlement Agreement	Page 14 of 28

EXECUTION VERSION

authorities and listing exchanges, required by Applicable Law after such Party has provided to the other Party a copy of such announcement or disclosure and a reasonable opportunity to comment thereon; and provided that Par shall have the right to inform its customers that Par has obtained a license to sell a Generic Product in the Territory. Notwithstanding the above, either Party may, without the permission of the other party, issue a press release disclosing that the litigation has settled by Par taking a license under the Licensed Patents and disclosing the License Effective Date set forth in Section 6(a) of this Settlement Agreement. Each Party agrees that it shall cooperate fully with the other Parties with respect to all disclosures regarding this Settlement Agreement to any governmental or regulatory agencies, including requests for confidential treatment of proprietary information of any Party included in any such disclosure.

e) Disclosure to Government or in Discovery. Specific terms or conditions of this Settlement Agreement may be disclosed pursuant to a discovery demand; subpoena; order of a court, administrative body or arbitrator; or administrative guidance that in the opinion of a Party’s counsel requires disclosure. If a Party receives a request to disclose any of the terms or conditions of this Settlement Agreement pursuant to a discovery demand; subpoena; order of a court, administrative body or arbitrator; or administrative guidance that in the opinion of such Party’s counsel requests disclosure, such Party shall notify the other Parties within […***…] days after receiving such request and at least […***…] days prior to disclosing any terms of this Settlement Agreement. Such Party may then disclose the terms and conditions of this Settlement Agreement pursuant to such request, provided that it shall have used reasonable efforts to ensure that such disclosure is subject to a protective order limiting access to the disclosure to outside counsel and expert witnesses of the entity receiving the Confidential Information. Nothing herein shall preclude any Party from complying with an order requiring disclosure, or a guidance

Confidential Settlement Agreement	Page 15 of 28 ***Confidential Treatment Requested

EXECUTION VERSION

\that in the opinion of such Party’s counsel requires disclosure, of the terms of this Settlement Agreement that has been issued by a court, arbitrator or administrative agency of competent jurisdiction. Nothing herein shall prohibit the Parties from disclosing this Settlement Agreement and its terms to the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”) pursuant to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003.

13. Government Review. The Parties agree to submit this Settlement Agreement to the FTC and the DOJ as required by statute. Each Party shall, to the extent permitted by law:

a) promptly inform the other Parties of any communication made or received by such Party to or from any governmental authority regarding this Settlement Agreement and/or any related agreements; and

b) use reasonable efforts to comply with and terminate any investigation or inquiry regarding the Settlement Agreement and/or any related agreements by any government authority, including by providing requested information to such government authority and permitting reasonable access to its documents, officials and data related to the Settlement Agreement and/or any related agreements.

To the extent that any legal or regulatory issues or barriers arise with respect to the Settlement Agreement, or any subpart thereof, the Parties shall work together in good faith and use reasonable efforts to modify the Settlement Agreement to overcome any such legal or regulatory issues (including, for example, objections by the FTC, the DOJ, or any applicable court) in a mutually acceptable fashion, but in no event shall either Party be required to agree to any modification of the Settlement Agreement that materially affects the economic value of the transactions contemplated hereby.

Confidential Settlement Agreement	Page 16 of 28

EXECUTION VERSION

14. Representations and Warranties. Each Party hereby represents, warrants and covenants to the other Parties as follows:

a) It is a limited partnership, limited liability company, company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Settlement Agreement, including, without limitation, the ability to grant the rights granted to the other Parties hereunder.

b) As of the Effective Date: (i) it has the corporate power and authority and the legal right to have entered into, or enter into, this Settlement Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Settlement Agreement and the performance of its obligations hereunder; and (iii) this Settlement Agreement has been duly executed and delivered on behalf of such Party and constitutes legal, valid and binding obligations of such Party that are enforceable against it in accordance with their terms except: (1) as limited by applicable bankruptcy; insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c) It has not entered, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted to the other Parties in this Settlement Agreement; it has not taken and shall not take any action that would in any way prevent it from granting the rights granted to the other Parties under this Settlement Agreement or that would otherwise materially

Confidential Settlement Agreement	Page 17 of 28

EXECUTION VERSION

conflict with or adversely affect the rights granted to the other Parties under this Settlement Agreement; and its performance and execution of this Settlement Agreement does not and will not result in a breach of any other contract to which it is a party.

15. Notice. Any notice required to be delivered under or pursuant to this Settlement Agreement shall be in writing in the English language, delivered personally or sent by air mail or express courier service providing evidence of receipt, postage pre-paid where applicable; or by facsimile (receipt verified), to the following addresses of the Parties (or such other address for a Party as it specifies by like notice):

For Horizon Therapeutics, LLC

Brian K. Beeler, Executive Vice-President and General Counsel

Nelson Alexander, Senior Vice-President, Legal

Horizon Therapeutics, LLC

150 S. Saunders Road

Lake Forest, Illinois 60045

For Par Pharmaceutical, Inc.

Par Pharmaceutical, Inc.

Six Ram Ridge Road

Chestnut Ridge, NY 10977

Attn: General Counsel

with a copy to (which will not constitute notice hereunder):

David H. Silverstein

Axinn, Veltrop & Harkrider LLP

114 West 47th Street

New York, NY 10036

Any notice shall be effective upon receipt by the Party to which it is addressed.

16. No Admission/Representation Regarding Licensed Patents. Plaintiff and Par agree that this Agreement does not expressly or by implication, estoppel or otherwise, constitute

Confidential Settlement Agreement	Page 18 of 28

EXECUTION VERSION

(a) an admission by Plaintiff as to the scope or interpretation of the claims of the Licensed Patents, nor (b) a representation or warranty that the Licensed Patents are valid and/or enforceable.

17. Governing Law and Venue. This Settlement Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard for any conflict of law principles that would dictate the application of the laws of another jurisdiction. The Parties agree that the United States District Court for the District of New Jersey shall have exclusive and sole jurisdiction to enforce any violation of this Settlement Agreement, except that, if for any reason that Court does not accept jurisdiction, then the state courts of New Jersey shall have exclusive and sole jurisdiction to enforce any violation of this Settlement Agreement. The Parties hereby consent to the personal jurisdiction of those courts for any dispute arising from or relating to this Settlement Agreement.

18. Severability. If any provision of this Settlement Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and the Parties shall negotiate in good faith to replace the invalid or unenforceable provision with a valid and enforceable provision that has the effect nearest to that of the provision to be replaced.

19. Advice of Counsel. This Settlement Agreement has been negotiated by the Parties and their respective counsel and shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against any Party.

20. No Waiver. Waiver by a Party of any breach of any provision of this Settlement Agreement by another Party shall not operate or be construed as a waiver of any subsequent or

Confidential Settlement Agreement	Page 19 of 28

EXECUTION VERSION

other breach. No provision of this Settlement Agreement may be waived except by a written instrument signed by the Party waiving compliance.

21. Regulatory Delay. No provision of this Settlement Agreement shall be affected by any delay in the approval of the Par ANDA by the FDA, or the failure of Par to obtain FDA approval of the Par ANDA.

22. […***…] Expenses, and Costs and Fees. […***…], each Party shall bear its own attorneys’ fees and costs associated with the Lawsuits and the negotiation and preparation of this Settlement Agreement.

23. Counterparts. This Settlement Agreement may be executed in one or more counterparts (including via facsimile or electronic copy), each of which when so executed and delivered shall be deemed to be an original, but all of which taken together form but one and the same instrument.

24. Headings. The headings and captions used in this Settlement Agreement are solely for the convenience of reference and shall not affect its interpretation.

Confidential Settlement Agreement	Page 20 of 28
***Confidential Treatment Requested

EXECUTION VERSION

25. Interpretation and Construction. The term “including” means “including, without limitation,” and “herein,” “hereof,” and “hereunder” refer to this Settlement Agreement as a whole. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Except as otherwise expressly provided herein, references to any NDA or ANDA in this Settlement Agreement shall include such NDA or ANDA as it exists and is comprised as of the Effective Date, and any replacements or successors or amendments or supplements to any of the foregoing.

26. Bankruptcy. All licenses and rights to licenses granted under or pursuant to this Settlement Agreement by Plaintiff to Par are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Par, as a licensee of such rights under this Settlement Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against Plaintiff under the Bankruptcy Code, Par shall be entitled to a complete duplicate of, or complete access to (as Par deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to Par (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by Par, unless Plaintiff elects to continue to perform all of its obligations under this Settlement Agreement by or on behalf of Plaintiff upon written request therefor by Par or (b) if not delivered under (a) above, upon the rejection of this Settlement Agreement by or on behalf of Plaintiff upon written request therefor by Par. The foregoing provisions are without prejudice to any rights Par may have arising under the Bankruptcy Code or other applicable law.

Confidential Settlement Agreement	Page 21 of 28

EXECUTION VERSION

IN WITNESS HEREOF, the Parties have caused their duly authorized representatives to execute this Settlement Agreement to be effective as of the Effective Date.

HORIZON THERAPEUTICS, LLC		PAR PHARMACEUTICAL, INC.

By:	/s/ Timothy P. Walbert	By:	/s/ Paul Campanelli
Name:	Timothy P. Walbert	Name:	Paul Campanelli
Title: Chairman, President and Chief Executive Officer 9/17/2018		Title: President & CEO September 17, 2018

Confidential Settlement Agreement	Page 22 of 28

EXECUTION VERSION

Exhibit A

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF NEW JERSEY

HORIZON THERAPEUTICS, LLC, Plaintiff, v. PAR PHARMACEUTICAL, INC. Defendant.	Civil Action No. 1:16-cv-03910-RBK-JS STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITHOUT PREJUDICE PURSUANT TO FED. R. CIV. P. 41(a)

Pursuant to Rule 41(a)(1)(A)(ii) of the Federal Rules of Civil Procedure, Plaintiff Horizon Therapeutics, LLC, and Defendant Par Pharmaceutical, Inc., hereby stipulate that the above-captioned action, including all claims, counterclaims and defenses, are hereby dismissed in their entirety without prejudice.

Date:                         2018

John E. Flaherty Ravin R. Patel McCARTER & ENGLISH LLP Four Gateway Center 100 Mulberry St. Newark, NJ 07102 (973) 622-4444 Attorneys for Plaintiff Horizon Therapeutics, LLC

Robert F. Green

Caryn C. Borg-Breen

Emer L. Simic

Ann K. Kotze

GREEN GRIFFITH & BORG-BREEN LLP NBC Tower, Suite 3100

455 North Cityfront Plaza Drive

Chicago, Illinois 60611

(312) 883-8000

Of Counsel for Plaintiff Horizon

Therapeutics, Inc.

Confidential Settlement Agreement	Page 23 of 28

EXECUTION VERSION

Jason B. Lattimore

The Law Office Of

JASON B. LATTIMORE, ESQ. LLC

55 Madison Avenue, Suite 400

Morristown, NJ 07960

Telephone: (973) 998-7477

Facsimile: (973) 264-1159

Counsel for Defendant Par Pharmaceutical, Inc.

David Silverstein

AXINN, VELTROP & HARKRIDER LLP

114 West 47th Street

22nd Floor

New York, NY 10036

dsilverstein@axinn.com

Aziz Burgy

AXINN, VELTROP & HARKRIDER LLP

950 F Street, NW

7th Floor

Washington, DC 20004

(202) 912 4700

aburgy@axinn.com

Of Counsel for Defendant Par

Pharmaceutical, Inc.

SO ORDERED this ________ day of __________________, 2018.

THE HONORABLE ROBERT B. KUGLER
UNITED STATES DISTRICT JUDGE

Confidential Settlement Agreement	Page 24 of 28

EXECUTION VERSION

Exhibit B

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF NEW JERSEY

HORIZON THERAPEUTICS, LLC, Plaintiff, vs. PAR PHARMACEUTICAL, INC., Defendants.	Civil Action No. 2:17-cv-5901-KM-MAH STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITHOUT PREJUDICE PURSUANT TO FED. R. CIV. P. 41(a)

Pursuant to Rule 41(a)(1)(A)(ii) of the Federal Rules of Civil Procedure, Plaintiff Horizon Therapeutics, LLC, and Defendant Par Pharmaceutical, Inc., hereby stipulate that the above-captioned action, including all claims, counterclaims and defenses, are hereby dismissed in their entirety without prejudice.

Date:                 2018

John E. Flaherty Ravin R. Patel McCARTER & ENGLISH LLP Four Gateway Center 100 Mulberry St. Newark, NJ 07102 Telephone: (973) 622-4444 Attorneys for Plaintiff Horizon Therapeutics, LLC

Robert F. Green

Caryn C. Borg-Breen

Ann K. Kotze

Rachel C. Bell

GREEN GRIFFITH & BORG-BREEN LLP

City Place

676 N Michigan Avenue, Suite 3900

Chicago, Illinois 60611

(312) 883-8000

Of Counsel for Plaintiff Horizon

Therapeutics, LLC

Jason B. Lattimore The Law Office Of JASON B. LATTIMORE, ESQ. LLC 55 Madison Avenue, Suite 400 Morristown, NJ 07960 Telephone: (973) 998-7477 Facsimile: (973) 264-1159	David Silverstein AXINN, VELTROP & HARKRIDER LLP 114 West 47th Street 22nd Floor New York, NY 10036 dsilverstein@axinn.com

Confidential Settlement Agreement	Page 25 of 28

EXECUTION VERSION

Counsel for Defendant Par Pharmaceutical, Inc.	Aziz Burgy AXINN, VELTROP & HARKRIDER LLP 950 F Street, NW 7th Floor Washington, DC 20004 (202) 912 4700 aburgy@axinn.com Of Counsel for Defendant Par Pharmaceutical, Inc.

SO ORDERED this ________ day of __________________, 2018.

THE HONORABLE KEVIN MCNULTY
UNITED STATES DISTRICT JUDGE

Confidential Settlement Agreement	Page 26 of 28

EXECUTION VERSION

Exhibit C

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

HORIZON THERAPEUTICS, LLC, Plaintiff, v. PAR PHARMACEUTICAL, INC. and PAR PHARMACEUTICAL COMPANIES, INC. Defendants.	C.A. No. 18-1224-RGA STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITHOUT PREJUDICE PURSUANT TO FED. R. CIV. P. 41(a)

Pursuant to Rule 41(a)(1)(A)(ii) of the Federal Rules of Civil Procedure, Plaintiff Horizon Therapeutics, LLC, and Defendants Par Pharmaceutical, Inc. and Par Pharmaceutical Companies, Inc., hereby stipulate that the above-captioned action, including all claims, counterclaims and defenses, are hereby dismissed in their entirety without prejudice.

Date:                 2018

BARNES & THORNBURG LLP

Chad S.C. Stover (no. 4919)

100 N. West Street, Suite 1500

Wilmington, Delaware 19801

Telephone: (302) 300-3474

Email: chad.stover@btlaw.com

Attorneys for Plaintiffs Horizon

Therapeutics, LLC

Robert F. Green

Caryn C. Borg-Breen

Jessica M. Tyrus

Roy Chamcharas

GREEN GRIFFITH & BORG-BREEN LLP

676 North Michigan Avenue, Suite 3900

Chicago, Illinois 60611

Telephone: (312) 883-8000

Of Counsel for Plaintiff Horizon

Therapeutics, LLC

Confidential Settlement Agreement	Page 27 of 28

EXECUTION VERSION

Steven J. Fineman (#4025)

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

Wilmington, DE 19899

(302) 651-7700

fineman@rlf.com

Counsel for Defendants Par Pharmaceutical,

Inc. and Par Pharmaceutical Companies,

Inc.

David Silverstein

AXINN, VELTROP & HARKRIDER LLP

114 West 47th Street

22nd Floor

New York, NY 10036

dsilverstein@axinn.com

Aziz Burgy

AXINN, VELTROP & HARKRIDER LLP

950 F Street, NW

7th Floor

Washington, DC 20004

(202) 912 4700

aburgy@axinn.com

Of Counsel for Defendant Par Pharmaceutical, Inc. and Par Pharmaceutical Companies, Inc.

SO ORDERED this ________ day of __________________, 2018.

THE HONORABLE RICHARD G. ANDREWS
UNITED STATES DISTRICT JUDGE

Confidential Settlement Agreement	Page 28 of 28